UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, MediciNova, Inc. (the “Company”) entered into new Executive Employment Agreements (collectively, the “Agreements”) with each of Yuichi Iwaki, M.D., Ph.D., the Company’s President and Chief Executive Officer, and Kazuko Matsuda, M.D., Ph.D., MPH, the Company’s Chief Medical Officer (each of Dr. Iwaki and Dr. Matsuda, the “Executive”). The Agreements supersede each Executive’s prior employment and severance protection arrangements with the Company. A summary of the material terms of each Agreement is set forth below.

Iwaki Agreement

Under Dr. Iwaki’s Agreement, he will continue to serve as President and Chief Executive Officer, reporting to the Company’s Board of Directors (the “Board”). Dr. Iwaki’s annual base salary is $690,246, and he is eligible for an annual incentive bonus with a target amount equal to 55% of his base salary, payable at the discretion of the Board or its Compensation Committee.

Severance — Involuntary Termination (No Change in Control). If Dr. Iwaki is subject to an Involuntary Termination that occurs more than three months before or more than twelve months after a Change in Control, he will be entitled to: (i) a lump-sum cash severance payment equal to 12 months of base salary, and (ii) Company-paid COBRA continuation coverage for up to 12 months.

Severance — Involuntary Termination in Connection with a Change in Control. If Dr. Iwaki is subject to an Involuntary Termination that occurs within three months before or twelve months after a Change in Control, he will be entitled to: (i) a lump-sum cash payment equal to 24 months of base salary plus 24 months of his then-current target bonus, (ii) Company-paid COBRA continuation coverage for up to 18 months, and (iii) 100% accelerated vesting of all outstanding unvested equity awards (with performance-based awards vesting at 100% of target). If an Involuntary Termination occurs within three months prior to a Change in Control, equity awards will remain outstanding for three months (or until the Change in Control, if sooner) to preserve the executive’s eligibility for accelerated vesting.

Matsuda Agreement

Under Dr. Matsuda’s Agreement, she will continue to serve as Chief Medical Officer, reporting to the Company’s Chief Executive Officer. Dr. Matsuda’s annual base salary is $540,143, and she is eligible for an annual incentive bonus with a target amount equal to 40% of her base salary, payable at the discretion of the Board or its Compensation Committee.

Severance — Involuntary Termination (No Change in Control). If Dr. Matsuda is subject to an Involuntary Termination that occurs more than three months before or more than twelve months after a Change in Control, she will be entitled to: (i) a lump-sum cash severance payment equal to 12 months of base salary, and (ii) Company-paid COBRA continuation coverage for up to 12 months.

Severance — Involuntary Termination in Connection with a Change in Control. If Dr. Matsuda is subject to an Involuntary Termination that occurs within three months before or twelve months after a Change in Control, she will be entitled to: (i) a lump-sum cash payment equal to 18 months of base salary plus 18 months of her then-current target bonus, (ii) Company-paid COBRA continuation coverage for up to 18 months, and (iii) 100% accelerated vesting of all outstanding unvested equity awards (with performance-based awards vesting at 100% of target). If an Involuntary Termination occurs within three months prior to a Change in Control, equity awards will remain outstanding for three months (or until the Change in Control, if sooner) to preserve the executive’s eligibility for accelerated vesting.

Additional Terms Applicable to Both Agreements

All severance benefits under the Agreements are conditioned upon the Executive’s execution and non-revocation of a general release of claims in a form provided by the Company within the timeframe specified in the applicable Agreement. Severance payments will be made within 60 days of the Involuntary Termination (or, if later, the date of a Change in Control).

“Involuntary Termination” means either (i) a Termination Without Cause or (ii) a Resignation for Good Reason.

“Cause” means (i) Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) Executive’s material breach of any agreement between the Executive and the Company; (iii) Executive’s material failure to comply with the Company’s written policies or rules; (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (v) Executive’s gross negligence or willful misconduct; (vi) Executive’s continuing failure to perform assigned duties after receiving written notification of such failure from the Company’s Board; or (vii) Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested such cooperation.

“Resignation for Good Reason” means a Separation as a result of Executive’s resignation from employment after one of the following conditions has come into existence without Executive’s consent: (i) a material diminution of Executive’s annual base salary, (ii) a material diminution of Executive’s authority, duties or responsibilities, or (iii) a material change in the geographic location at which Executive must perform services for the Company. In order to constitute a Resignation for Good Reason, Executive must give the Company written notice of the condition within 90 days after it comes into existence, the Company must fail to remedy the condition within 30 days after receiving Executive’s written notice and Executive must terminate his employment within 12 months after the condition came into existence.

“Separation” means a “separation from service,” as defined in the regulations under Code Section 409A.

“Termination Without Cause” means a Separation as a result of the termination of Executive’s employment by the Company without Cause, provided Executive was willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

Each Agreement also includes a one-year post-termination non-solicitation covenant prohibiting the executive from soliciting Company employees or consultants, customary Section 280G cutback provisions (providing for a reduction in payments only if such reduction would result in a greater after-tax benefit to the Executive), and compliance with Section 409A of the Internal Revenue Code.

Each Agreement provides for at-will employment and is governed by Delaware law.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement with Dr. Iwaki and the Executive Employment Agreement with Dr. Matsuda, which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Yuichi Iwaki
Yuichi Iwaki President and Chief Executive Officer
Date: August 18, 2026